                                                                   EXHIBIT 10.85


                                        Stephen G. Newberry Employment Agreement
                                                                          Page 1

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement"), with an Effective Date of January 1, 2003, is made and entered into between Stephen G. Newberry (the "Executive") and Lam Research Corporation, a Delaware corporation (the "Company").

                                 R E C I T A L S

                  A. The Company and Executive desire to enter into this Agreement with respect to the Executive's employment with the Company.

                  B. Certain capitalized terms used in the Agreement are defined in Section 7 below.

                           In consideration of the mutual covenants herein
contained, and in consideration of the employment of Executive by the Company, the parties agree as follows:

                  1. Duties and Scope of Employment.

                           (a) Position. During the Employment Period (as
defined in Section 2 (a) below), the Executive shall serve as the President and Chief Operating Officer of the Company. The duties and responsibilities of Executive shall include the duties and responsibilities as the Board of Directors of the Company (the "Board") may, from time to time, reasonably assign to Executive, in all cases to be consistent with Executive's offices and positions.

                           (b) Obligations. Executive shall comply with all of
Lam's policies and procedures governing employment. During the Employment Period, the Executive shall devote his full business efforts and time to the Company. The foregoing, however, shall not preclude the Executive from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.

                  2. Employment Period.

                  (a) Term. This Agreement shall begin upon the Effective Date and shall continue until October 31, 2005 unless earlier terminated as set forth herein (the "Employment Period"). On each anniversary of the Effective Date (the "Anniversary Date"), the Employment Period shall be extended for an additional one year period, unless either party gives notice, prior to the Anniversary Date, of its or his desire not to extend the Employment Period.

                  (b) Termination. If either party gives timely notice of its or his desire not to extend the Employment Period, this Agreement will terminate at the conclusion of the remaining term. In addition, this Agreement may be terminated prior to expiration as follows:

                           (i) By the Company. The Company may terminate the
Executive's employment for Cause (as defined in Section 7(a) below), by giving the


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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 2

Executive thirty (30) days' advance written notice, subject, however, to the cure provisions of such Section. The Company may terminate the Executive's employment with the Company for any other reason (which termination shall be regarded as an Involuntary Termination of the Executive) by giving the Executive ninety (90) days' advance notice in writing, although the Company may pay out this period in lieu of such notice. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 2(b). Termination under this section shall become effective at the end of the notice period (unless cured prior to the expiration of such period).

                           (ii) By the Executive. The Executive may terminate
his employment with the Company by reason of Involuntary Termination (as defined in Section 7(c) below) by giving the Company thirty (30) days' advance written notice, subject, however, to the cure provisions of such Section. The Executive may terminate his employment with the Company at any time for any other reason ("Voluntary Resignation") by giving the Company ninety (90) days' advance written notice, which period may be waived or reduced at the Company's option. Any waiver or reduction of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 2(b). Termination under this section shall become effective at the end of the notice period (unless cured prior to the expiration of such period).

                  (c) Death. The Executive's employment shall terminate immediately in the event of his death.

                  (d) Disability. The Company may terminate the Executive's employment for Disability (as defined in Section 7(b) below) by giving the Executive ninety (90) days' advance notice in writing. In the event the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this Section 2(d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

                  (e) Priority of Rights and Obligations upon Termination. If any event leading to or permitting Termination of this Agreement, or providing notice thereof, occurs at approximately the same time as any other Termination event or during any Termination notice period, and those events invoke different notice periods or different severance or other benefit arrangements, the deadlines, obligations, rights and benefits applicable to the Termination event having the highest priority shall control. The priority of Termination events (from highest to lowest priority) is as follows: (1) Termination for Cause; (2) Voluntary Resignation; (3) Involuntary Termination; (4) Disability; and (5) death. For example, if Executive gives notice of his Voluntary Resignation and, before the 90 day notice period has expired, he is subject to an Involuntary Termination, only the rights and benefits available to him for Voluntary Resignation apply since the provisions governing Voluntary Resignation have a higher priority than those applicable to Involuntary Termination. Similarly, if Executive has been subject to an Involuntary Termination and dies during the notice period, he shall have the rights and benefits available to his estate as one subject to an Involuntary Termination. Expiration of this Agreement prevails over all termination events.




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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 3

                  3. Compensation and Benefits.

                           (a) Base Compensation. During the term of this
Agreement, the Company shall pay the Executive as compensation for services a base salary. The Board, at least annually, will review such base salary for possible increase, reasonably taking into account Executive's performance and prevailing compensation for executives at similar levels in similar sized companies in the industry. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 3(a) is referred to in this Agreement as "Base Compensation."

                           (b) Bonus. Executive shall be entitled to participate
in any performance bonus plan offered by the Company.

                           (c) Deferred Compensation. The Executive shall be
entitled to participate in the Company's Executive Deferred Compensation Plan pursuant to the terms thereof.

                           (d) Benefits. During the Employment Period, the
Executive shall be eligible to participate in the benefit plans and compensation programs maintained by the Company of general applicability to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, life, disability, health, accident and other insurance programs, paid vacations (but accruing at not less than three weeks per year), and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of the Board or any committee administering such plan or program.

                           (e) Reimbursement of Business Expenses. The Company
shall reimburse the Executive for all reasonable and necessary business expenses incurred by the Executive in the performance of his duties hereunder upon proper submission of expense reports in accordance with Company policies regarding such reimbursement.

                  4. Section 162(m). Executive and the Company agree to use reasonable good faith efforts, to the extent reasonably practicable and not materially adverse to Executive, to structure payment of all amounts of Executive's compensation from the Company so as to avoid non-deductibility of any such amounts under Section 162(m) of the Internal Revenue Code (the "Code") or any successor provision.

                  5. Benefits Upon a Change in Control. If a Change in Control (as defined in this Agreement), occurring during the Employment Period, is followed by (1) the Involuntary Termination of Executive's employment or (2) Executive's acceptance of a position of materially lesser authority or responsibility offered to him by the Company, then any unvested portion of any stock options that were granted to Executive prior to the Change in Control shall automatically be accelerated in full so as to become completely vested, except that no such acceleration will occur if the Change in Control or Involuntary Termination occurs after the Executive has (i) given notice of Voluntary Resignation or (ii) been given notice of Termination for Cause by the Company unless that notice is subsequently withdrawn (in writing) by the Company and Executive's employment does not terminate as a result of such notice. For the purposes of this agreement, acceptance of a position of materially lesser authority or responsibility shall mean (1) any reduction in



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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 4

the Executive's Base Salary except and to the extent that the Executive participates in any company wide Executive Salary Reduction program generally applicable to all other executives or (2) the requirement to assume a position in the new entity which is less than that of President and Chief Operating Officer of the newly consolidated or merged entity. In addition, if the Company is acquired by another entity due to a Change in Control so that there is or will be no market for the Common Stock of the Company, all Executive's stock options, granted prior to the Change in Control, will accelerate and be immediately exercisable if the acquiring company does not provide Executive with options comparable to the unvested options granted Executive by Company. These benefits shall be in addition to any other rights that Executive may have under this agreement (e.g. the Involuntary Termination Severance Benefits provided in 6(a), below).

                  6. Severance Benefits.

                  (a) In the event of early termination, Executive shall be entitled to severance benefits that vary depending upon the reason for early termination. Such benefits shall be as follows (and no others):

                  (1) Voluntary Termination Severance Benefits. (A) Base salary shall cease on the effective date of termination. Executive shall not be entitled to any bonus following termination. (B) All medical and health benefits shall cease on the effective date of termination, except as specified in any then existing Executive Retirement Medical Benefit Plan for which Executive qualifies. (C) Stock Options will cease to vest and will be cancelled thirty days after the effective date of termination (unless they are exercised or expire before cancellation).

                  (2) Involuntary Termination Severance Benefits. (A) Executive shall be entitled to a lump sum payment equal to fifteen (15) months of salary following the effective date of termination. Executive shall be entitled to receive any bonus earned prior to the effective date of termination. (B) Company will pay the greater of: COBRA benefits selected by Executive for fifteen (15) months following the effective date of termination, or the benefits under any then existing Executive Retirement Medical Benefit Plan for which Executive qualifies on the effective date of termination. (C) Stock Options granted to Executive before the effective date of termination that Executive would have received during the fifteen (15) months following termination shall be accelerated so that they are immediately vested and exercisable. Those options will be cancelled two years following termination (unless they are exercised or expire before cancellation.)

                  (3) Severance Benefits following a termination for Cause. (A) Base salary shall cease on the effective date of termination. Executive shall not be entitled to any bonus following termination. (B) All medical and health benefits shall cease on the effective date of termination, except as specified in any then existing Executive Retirement Medical Benefit Plan for which Executive qualifies. (C) Stock Options will cease to vest and will be cancelled thirty days after the effective date of termination (unless they are exercised or expire before cancellation).

                  (4) Death Severance Benefits. Executive's employment shall terminate immediately in the event of his death. (A) Executive shall be entitled to receive



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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 5

         his base salary for a period of twelve (12) months from the date of termination payable as soon as practical and in a lump sum to Executive's estate. Executive shall be entitled to receive any bonus earned prior to the effective date of termination. (B) All applicable medical and health benefits shall continue for Executive's eligible dependants and be paid for by the Company for a period of eighteen months, except as specified in any then existing Executive Retirement Medical Benefit Plan for which Executive qualifies (if longer). (C) Stock Options granted to Executive before the effective date of termination shall be accelerated so that 50% of the unvested shares in each grant are immediately vested and exercisable. Those options will be cancelled two years following the Executive's death (unless they are exercised or expire before cancellation.)

                  (5) Disability Severance Benefits. (A) Executive shall be entitled to receive his base salary for a period of twelve (12) months from the date disability is certified, as well as any bonus earned prior to the effective date of disability. (B) All applicable medical and health benefits shall continue and be paid for by the Company for a period of eighteen months, except as specified in any then existing Executive Retirement Medical Benefit Plan for which Executive qualifies (if longer). (C) Stock Options granted to Executive before the effective date of disability shall be accelerated so that 50% of the unvested shares in each grant are immediately vested and exercisable. Those options will be cancelled two years following the disability certification date (unless they are exercised or expire before cancellation.)

                  (b) Benefits; Miscellaneous. In the event of any termination of Executive's employment at any time during the term of this Agreement, (i) the Company shall pay the Executive any unpaid Base Compensation due for periods prior to the Termination Date; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the Termination Date; and
(iii) following submission of proper expense reports by the Executive (or his Estate), the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company. These payments shall be made promptly and within the period of time mandated by law.


                  7. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                           (a) Cause. "Cause" shall mean (i) a willful act of
personal dishonesty knowingly taken by the Executive in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment, (ii) a willful and knowing act by the Executive which constitutes gross misconduct, (iii) any refusal by the Executive to comply with a reasonable written directive of the Board, (iv) a willful breach by the Executive of a material provision of this Agreement, or (v) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. Termination for Cause shall not be deemed to have occurred unless, by the affirmative vote of all of the members of the Board (excluding the Executive, if applicable), at a meeting called and held for that purpose (after reasonable



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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 6

notice to the Executive and his counsel and after allowing the Executive and his counsel to be heard before the Board), a resolution is adopted finding that in the good faith opinion of such Board members the Executive was guilty of conduct set forth in (i), (ii), (iii), (iv) or (v), of this section, specifying the particulars thereof; provided that in the case of conduct set forth in (iii) or
(iv), the Executive shall have the opportunity to cure same within 30 days following the Executive's receipt of written notice thereof.

                           (b) Disability. "Disability" shall mean that the
Executive has been or will be unable to substantially perform his duties under this Agreement for a period of twelve (12) or more consecutive months due to illness, accident or other physical or mental incapacity as certified by an approved Company physician; or is certified by an approved Company physician as being permanently disabled due to illness, accident, or other physical or mental incapacity from performing all or substantially all of the duties under this Agreement.

                           (c) Involuntary Termination. "Involuntary
Termination" shall mean:

                                    (i) the continued assignment to the
Executive of any duties or the continued significant change in the Executive's duties, either of which is substantially inconsistent with the Executive's duties immediately prior to such assignment or change for a period of thirty
(30) days after notice thereof from the Executive to the Board setting forth in reasonable detail the respects in which Executive believes such assignments or duties are significantly inconsistent with the Executive's prior duties;

                                    (ii) a reduction in the Executive's Base
Compensation, other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries;

                                    (iii) a material reduction by the Company in
the kind or level of employee benefits (other than salary) to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package (other than salary) is substantially reduced (other than any such reduction applicable to officers of the Company generally);

                                    (iv) the relocation of the Company's
principal executive office to a location more than fifty (50) miles from its present location;

                                    (v) any purported termination of the
Executive's employment by the Company other than for Cause, Disability or death;

                                    (vi) the failure of the Company to obtain
the assumption of this Agreement by any successors contemplated in Section 8 below; or

                                    (vii) any material breach by the Company of
any material provision of this Agreement;

provided, that none of the foregoing shall constitute Involuntary Termination to the extent the Executive has agreed thereto; and provided, further, that the foregoing shall constitute



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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 7


Involuntary Termination only if and to the extent that (i) the Executive provides written notice to the Company setting forth in reasonable detail such facts which Executive believes constitute Involuntary Termination and (ii) any circumstances constituting Involuntary Termination remain uncured for a period of thirty (30) days following the Company's receipt of such written notice.

                           (d) Termination Date. "Termination Date" shall mean
(i) the last day of the applicable notice period set forth in Section 2(b) or 2(d) above (except for any Involuntary Termination Notice, given by the Executive, which is cured by the Company, or a Termination for Disability Notice which is revoked by the Executive resuming the performance of his duties), (ii) the date as of which such notice is waived in accordance with the terms of
Section 2(b), (iii) the date of Executive's employment termination pursuant to this Agreement if notice of the same is not required under Section 2, or (iv) the date upon which this Agreement expires. If more than one Termination Date may apply, then the priority provisions of section 2(e) of this Agreement shall determine which Termination Date controls.

                           (e) Change in Control. "Change in Control" shall mean
the occurrence of any of the following events:

                                    (i) Any "person" or "group" (as such terms
are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any person or group as such term is used in Rule 13d-1(b) under the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13-d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                                    (ii) A change in the composition of the
Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                                    (iii) The stockholders of the Company
approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (other than to a subsidiary or subsidiaries).



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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 8

                  8. Successors.

                           (a) Company's Successors. Any successor to the
Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform such obligations in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                           (b) Executive's Successors. The terms of this
Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  9. Notice.

                           (a) General. Notices and all other communications
contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                           (b) Notice of Termination. Any termination by the
Company for Cause or by the Executive as a result of a Voluntary Resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 9(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date in accordance with Section 2(b) or 2(d).

                  10. Non-Compete; Non-Solicit.

                           (a) The parties hereto recognize that the Executive's
services are special and unique and that his level of compensation and the provisions herein for compensation upon Involuntary Termination are partly in consideration of and conditioned upon the Executive's not competing with the Company, and that the covenant on his part not to compete and not to solicit as set forth in this Section 10 is essential to protect the business and goodwill of the Company.

                           (b) The Executive agrees that prior to the
Termination Date, the Executive will not either directly or indirectly, whether as a director, officer, consultant, employee or advisor or in any other capacity
(i) render any planning, marketing or other services respecting the creation, design, manufacture or sale of semiconductor



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                                        Stephen G. Newberry Employment Agreement
                                                                          Page 9

manufacturing equipment and/or software to any business, agency, partnership or entity ("Restricted Business") other than the Company, or (ii) make or hold any investment in any Restricted Business in the United States other than the Company, whether such investment be by way of loan, purchase of stock or otherwise, provided that there shall be excluded from the foregoing the ownership of not more than 2% of the listed or traded stock of any publicly held corporation. For purposes of this Section 10, the term "Company" shall mean and include the Company, any subsidiary or affiliate of the Company, any successor to the business of the Company (by merger, consolidation, sale of assets or stock or otherwise) and any other corporation or entity of which the Executive may serve as a director, officer or employee at the request of the Company or any successor of the Company.

                           (c) Prior to the Termination Date, and for the period
extending six (6) months thereafter, the Executive will not, directly or indirectly, induce or attempt to influence any employee of the Company to leave its employ, and the Executive will not, directly or indirectly, involve himself in decisions to hire any employee who has left the Company's employ within the three-month period preceding the Executive's cessation of employment or the three-month period following his cessation of employment.

                           (d) The Executive agrees that the Company would
suffer an irreparable injury if he were to breach the covenants contained in subparagraphs (b) or (c) and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction, and the Executive hereby stipulates to the entering of such injunctive relief prohibiting him from engaging in such breach.

                           (e) If any of the restrictions contained in this
Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provisions hereof (but only to the extent necessary to render such restrictions enforceable) and then enforce this Section 10 in its reduced form for all purposes in the manner contemplated hereby.

                  11. Existing Confidentiality and Non-Compete Agreements. Executive represents and warrants (i) that prior to the date hereof he has provided the Company with true and complete copies of any and all written confidentiality and/or non-compete agreements to which Executive is a party as of the date hereof (together with a written description of any such oral agreements), and (ii) to the best of Executive's knowledge, full compliance with the terms of each such agreement will not materially interfere with Executive's duties hereunder (except to the extent that Executive reasonably may determine to absent himself from certain Company meetings and communication during the first year of the Employment Period). The Executive further covenants that he will not willfully and knowingly fail to fully abide by the terms of any and all such agreements and will work in good faith with the Company to avoid any breach thereof.

                  12. Arbitration. At the option of either party, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association with the exception of any claim for temporary, preliminary or permanent injunctive relief arising



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                                        Stephen G. Newberry Employment Agreement
                                                                         Page 10

from or respecting this Agreement which may be brought by the Company in any court of competent jurisdiction irrespective of Executive's desire to arbitrate such a claim.

                           The arbitrator shall be selected as follows. In the
event the Company and the Executive agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and the Executive do not so agree, the Company and the Executive shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

                           Arbitration shall take place in San Jose, California,
or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only by the Company and the Executive and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy unless and until such information shall become generally known. The arbitrator, who, if more than one, shall act by majority vote, shall have the power and authority to decree any and all relief of an equitable nature including, but not limited to, such relief as a temporary restraining order, a temporary and/or permanent injunction, and shall also have the power and authority to award damages, with or without an accounting and costs, provided, that punitive damages shall not be awarded, and provided, further, that the Executive shall be entitled to reimbursement for his reasonable attorney's fees to the extent he prevails as to the material issues in such dispute. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                           Reasonable notice of the time and place of
arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such a manner as the law shall require.

                  13. Excise Tax on Payments. Notwithstanding anything to the contrary contained herein, in the event it shall be determined that any payment by the Company to or for the benefit of the Executive, whether paid or payable but determined without regard to any additional payments required under this section 13 (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any comparable federal, state, or local excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in such an amount that after the payment of all taxes (including, without limitation, any interest and penalties on such taxes and the Excise Tax) on the Payment and on the Gross-Up Payment, the Executive shall retain an amount equal to the Payment minus all applicable taxes on the Payment not imposed as a result of the Excise Tax. The intent of the parties is that the Company shall be solely responsible for, and shall pay, any Excise Tax on the Payment and Gross-Up Payment and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment, as well as any loss of tax deduction caused by the Gross-Up Payment.



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                                        Stephen G. Newberry Employment Agreement
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                  All determinations required to be made under this Section, including without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized accounting firm that is the Company's outside auditor at the time of such determinations, which firm must be reasonably acceptable to Executive (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

                  14. Miscellaneous Provisions.

                           (a) No Duty to Mitigate. Provided that Executive
fully performs his obligations under this Agreement, the Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

                           (b) Waiver. No provisions of this Agreement shall be
modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                           (c) Whole Agreement. This Agreement and the documents
expressly referred to herein represent the entire agreement of the parties with respect to the matters set forth herein. Nothing herein affects the continued enforceability of the Company's Employment, Confidential Information and Invention Assignment Agreement previously executed by the Executive.

                           (d) Choice of Law. The validity, interpretation,
construction and performance of this Agreement shall be governed by the laws of the State of California.

                           (e) Severability. If any provision of this Agreement
is determined to be invalid or unenforceable, the Agreement shall remain in full force and effect as to the remaining provisions, and the parties shall replace the invalid or unenforceable provision with one which reflects the parties' original intent in agreeing to the invalid/unenforceable one.

                           (f) No Assignment of Benefits. Except as otherwise
provided herein, the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

                           (g) Employment Taxes. All payments made pursuant to
this Agreement by Company shall be subject to withholding of applicable income and employment taxes.

                           (h) Assignment by Company. The Company may assign its
rights under this Agreement to an affiliate, and an affiliate may assign its rights under this



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
                                        Stephen G. Newberry Employment Agreement
                                                                         Page 12

Agreement to another affiliate of the Company or to the Company, provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Executive.

                           (i) Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                           (j) Survival of Obligations. The obligations of
paragraphs 6, 9, 10, 11, 12, 13 and 14 shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement.

LAM RESEARCH CORPORATION



By:   /s/Terry Bean
      -------------
Terry Bean
Its:  Vice President of Human Resources





DATED: January 1, 2003              /s/Stephen G. Newberry
                                    ----------------------
                                    Stephen G. Newberry




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